EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the inclusion in this Post Effective Amendment No. 2 to Registration Statement (No. 333-336787) on Form SB-2 of our report dated February 6, 2002 on the financial statements of Image Technology Laboratories, Inc. (a development stage company) as of December 31, 2001, and for the years ended December 31, 2001 and 2000 and for the period from January 1, 1998 (date of inception) to December 31, 2001. We also consent to the reference to our firm under the caption "Experts".




                                                               /s/ J.H. COHN LLP
                                                               -----------------
                                                               J.H. Cohn LLP


Roseland, New Jersey
February 14, 2003